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                                                                     EXHIBIT 5.1


COOLEY GODWARD LLP                   ATTORNEYS AT LAW        San Francisco, CA
                                                             415 693-2000

                                     2595 Canyon Boulevard   Palo Alto, CA
                                     Suite 250               415 843-5000
                                     Boulder, CO
                                     80302-6737              Menlo Park, CA
                                     Main  303 546-4000      415 843-5000
                                     Fax   303 546-4099
                                                             San Diego, CA
                                                             619 550-6000

                                                             Denver, CO
                                     http://www.cooley.com   303 606-4800

                                     JAMES C. T. LINFIELD
                                     303 546-4010
                                     linfieldjct@cooley.com




January 31, 1997


Bolder Technologies Corporation
5181 Ward Road, Suite 103
Wheat Ridge, Colorado  80033


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Bolder Technologies Corporation (the "Registrant") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 1,078,813 shares of the Registrant's Common Stock, $.001 par value, pursuant to the Registrant's 1996 Equity Incentive Plan (the "Equity Incentive Plan"), and up to 40,000 shares of the Registrant's Common Stock, $.001 par value, pursuant to the Registrant's 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") (collectively, the "Shares").

In connection with this opinion, we have (i) examined the Registration Statement and the related Prospectuses, (ii) reviewed the Registrant's Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion, and (iii) assumed that the Shares will be sold at a price established in accordance with Section 153 of the Delaware General Corporation Law. We also have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Equity Incentive Plan, the Employee Stock Purchase Plan, the Registration Statement and the related Prospectuses, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).
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Bolder Technologies Corporation
January 31, 1997
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We consent to the filing of this opinion as an exhibit to the Registration
Statement.

Very truly yours,

Cooley Godward LLP



By:    /s/ JAMES C. T. LINFIELD
   ----------------------------------------
         James C. T. Linfield